PART III


                           EXHIBIT 2.2

                      ARTICLES OF AMENDMENT

                             TO THE

                    ARTICLES OF INCORPORATION

                      DATED APRIL 15, 1998


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                       ARTICLES OF AMENDMENT

                  TO THE ARTICLES OF INCORPORATION

                                 OF

                       FULL TILT SPORTS, INC.
                            ___________

                       STATEMENT ESTABLISHING

                            A SERIES OF

                          PREFERRED STOCK
                          ($.01 Par Value)

                SERIES A CONVERTIBLE PREFERRED STOCK
                            ___________

               [Pursuant to Section 7-106-102 of the
                 Colorado Business Corporation Act]


     FIRST:    The name of the Corporation is FULL TILT SPORTS, INC.

     SECOND:   FULL TILT SPORTS, INC., a corporation organized
and existing under the laws of the State of Colorado (the "Corporation"), HEREBY CERTIFIES that the following amendment to its Articles of Incorporation was duly adopted on April 13, 1998, by the Board of Directors of the Corporation pursuant to the authority conferred upon the Board of Directors of the Corporation by the Articles of Incorporation of the Corporation and by the Colorado Business Corporation Act:

     RESOLVED, that the Board of Directors of the Corporation (the "Board of Directors") pursuant to authority conferred upon the Board of Directors by the provisions of the Articles of Incorporation of the Corporation, as amended (the "Articles of Incorporation"), which authorize the issuance of up to 5,000,000 shares of preferred stock, $.01 par value (the "Preferred Stock," which term shall include any additional preferred stock authorized from time to time), does hereby create and provide for the issuance of a series of Preferred Stock and does hereby fix and determine the designations, preferences, limitations and relative rights of such series of Preferred Stock as follows:

     1. The shares of Series A Convertible Preferred Stock shall consist of a maximum of 150,000 shares, which shall be issued at such times and for such consideration as the Board of Directors shall determine in its discretion, subject to these Articles of Amendment. Prior to any conversion of the Series A Convertible Preferred Stock into shares of the Common Stock as described in paragraph 6 below, the holders (or any subsequent holders) may only transfer the Series A Convertible Preferred Stock in a transaction involving the transfer of all unconverted shares of the Series A Convertible Preferred Stock to the subsequent holder.


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     2.   The issue price of the Series A Convertible Preferred
Stock shall be $1.00 per share.

     3. The holders of the Series A Convertible Preferred Stock shall be entitled to receive, out of any assets of the Corporation lawfully available for dividends pursuant to the laws of the State of Colorado, preferential fixed dividends at the rate of 10% per annum ($.10 per year) pro rated to the date of issuance, for a period of 24 months after issuance, payable annually on or before December 31 of each such calendar year before any dividend shall be declared or paid upon or set apart for the Common Stock. Beginning on the first day of the 25th month and continuing until the expiration of 60 months from the date of issuance, unless sooner converted, the dividend shall be calculated as 3.75% of the " net profits" of the Corporation and payable annually on or before 90 days from the closing of the Corporation's fiscal year. Payment of dividends for any portion of a fiscal year shall be prorated. For purposes of this paragraph 3, net profits shall be calculated after taxes and determined with reference to the financial statements of the Company, prepared in accordance with generally accepted accounting principles and filed with the United States Securities and Exchange Commission. If for any reason such financial statements are not filed with the Commission, such determination shall none the less be made with reference to the financial statements prepared in accordance with generally accepted accounting principles. Such dividends upon the Series A Convertible Preferred Stock shall be cumulative from the date of issue so that if dividends for any past dividend period shall not have been paid thereon the deficiency shall be fully paid (but without interest), before any dividend shall be paid upon or set apart for the Common Stock or any other series of Preferred Stock. If shares of the Series A Convertible Preferred Stock are converted during any calendar year pursuant to paragraph 6 below, then the preferential dividend provided for in this paragraph 3 with respect to such converted shares shall be pro-rated for the applicable period of such year prior to conversion and shall be payable 90 days after completion of the fiscal year.

     4. No new series of Preferred Stock shall be granted senior dividend preferences over the preferential dividend rights of Series A Convertible Preferred Stock.

     5. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holder of the Series A Convertible Preferred Stock shall be entitled, before any assets of the Corporation shall be distributed among or paid over to the holders of the Common Stock or any other Preferred Stock, to be paid $1.00 per share of Series A Convertible Preferred Stock together with a sum of money equivalent to preferential dividends to which shares of Series A Convertible Preferred Stock may be entitled, if any, from the date which preferential dividends on such Series A Convertible Preferred Stock became cumulative to the date of payment thereof, less the amount of preferential dividends theretofore paid thereon. In the event of any authorization of a new series of Preferred Stock having liquidation preferences, the shares having liquidation preferences shall be subordinate to and not be entitled to liquidation preferences senior to or equal to the Series A Convertible Preferred Stock. After the making of full payment of liquidation preferences to the holders of the Series A Convertible Preferred Stock, the remaining assets of the Corporation shall be distributed ratably to any other Preferred Stock having liquidation preferences in accordance with their priorities and then ratably among the holders of the Common Stock and any other series of Preferred Stock without liquidation preferences.

     6.   (a)       The holder of the shares of the Series A
Convertible Preferred Stock shall have the right, at its option, at any time and from the time to time on any business day, up to

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and including the close of business on April 13, 2003 (or if such day shall not be a business day the immediately preceding business day), to convert, subject to the terms of this section (including adjustment), all of the shares of the Series A Convertible Preferred Stock into shares of Common Stock on a one for one basis. On April 14, 2003, any shares of Series A Convertible Preferred Stock which have not been converted shall be automatically converted with no further action by the holder. The holder of the shares of Series A Convertible Preferred Stock shall be entitled to exercise the foregoing conversion rights in minimum increments of 10,000 shares of Series A Convertible Preferred Stock; provided, that the final increment to be converted may be less than 10,000 shares of Series A Convertible Preferred Stock. Only whole shares of Series A Convertible Preferred Stock may be converted and only whole shares of Common Stock may be issued as a result of conversion.

          (b) In order to convert shares of the Series A Convertible Preferred Stock into Common Stock, the holder thereof shall deliver the stock certificates representing the shares to be converted to the Corporation at its then principal office, accompanied by written notice ("Conversion Notice") that it elects to convert the shares represented thereby into shares of Common Stock in accordance with the provisions of this paragraph
6. Said Conversion Notice shall specify the number of shares of Series A Preferred Stock to be converted.

          (c) As promptly as practicable after the surrender as hereinabove provided of stock certificates representing the shares to be converted into Common Stock, accompanied by a duly completed and executed Conversion Notice, the Corporation shall deliver or cause to be delivered to the holder, certificates representing the whole number of fully paid and non-assessable shares of Common Stock of the Corporation into which said shares are being converted, and, if less than all of the shares represented by the surrendered stock certificates are converted, new stock certificates for the whole shares not so converted. Such conversion shall be deemed to have been made immediately following the close of business on the date that such shares, accompanied by duly completed and executed Conversion Notice, shall have been duly surrendered for conversion as herein provided, so that the holder entitled to receive the shares of Common Stock upon conversion of the Series A Convertible Preferred Stock shall at such time be treated for all purposes as having become the record holder of such shares of Common Stock immediately following the close of business on such date and the rights of the holder of such converted shares, as such holder, shall cease at such time. The issuance of certificates for shares of Common Stock upon the conversion shall be made without charge to the holder of the converted shares for any stock transfer or issue tax in respect of the surrender of shares for conversion, or the issuance of such certificates for the shares receivable on conversion. Converted shares shall be canceled and shall not be reissued. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock a sufficient number of shares for the purpose of effecting the conversion or exchange for the Series A Convertible Preferred Stock then deliverable upon the conversion or exchange of the entire Series A Convertible Preferred Stock at the time outstanding.

          (d)   The Conversion Rate shall be subject to
adjustment from time to time as follows:

          (i) If at any time or times after the date hereof the Corporation shall effect a reorganization, shall merge with or consolidate into another Corporation, or shall sell, transfer or otherwise dispose of all or substantially all of its property, assets or business and, pursuant to the terms of such reorganization, merger, consolidation or disposition of assets, shares of stock or other securities,

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property or assets of the Corporation (or the successor, transferee or affiliate of the Corporation) or cash are to be received by or distributed to the holders of Common Stock, then the holders of the Series A Convertible Preferred Stock shall have the right thereafter to receive, upon conversion thereof, the number of shares of stock or other securities, property or assets of the Corporation (or the successor, transferee or affiliate of the Corporation), or cash receivable upon or as a result of such reorganization, merger, consolidation or disposition of assets by holder of the number of shares of Common Stock into which such Series A Convertible Preferred stock was convertible immediately prior to such event and the Corporation shall make lawful provision therefor as part of such transaction. The provisions of this subdivision (i) shall similarly apply to successive reorganizations, mergers, consolidations or dispositions of assets.

             (ii) Whenever the Conversion Rate shall be adjusted pursuant to this paragraph 5(d), the Corporation shall forthwith obtain, and cause to be delivered to the holders of the Series A Convertible Preferred Stock, a certificate signed by the President, Vice President or Treasurer of the Corporation, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the new Conversion Rate. In the case referred to in subdivision (i), such a certificate shall be issued describing the amount and kind of stock, securities, property of assets or cash which shall be receivable upon conversion of the Series A Convertible Preferred Stock after giving effect to the provisions of such subdivision (i).

          (e) In case at any time the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights, or there shall be any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value) or any transfer of all or substantially all of the assets of the Corporation to or consolidation or merger of the Corporation with or into any other person, or any voluntary of involuntary dissolution, liquidation or winding-up of the Corporation; then, and in each event, the Corporation will mail or cause to be mailed to the holder of Series A Convertible Preferred Stock a notice specifying (x) the date on which any such record is to be taken for the purpose of distribution of such subscription right, and stating the amount and character of such subscription right, and (y) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any, as of which the holders of record of Common Stock shall be entitled to exchange their shares of deliverable upon such reorganization, reclassification, liquidation or winding-up. Such notice shall be mailed at least twenty (20) days prior to the date therein specified if lawful and practicable.

     7. The Series A Convertible Preferred Stock and the shares of Common Stock issuable on conversion thereof may not be transferred without prior compliance with the Securities Act of 1933 and restrictive legends to such effect may be placed upon and stop transfer orders issued with respect to the stock certificates representing such shares.

     8. The holder of the Series A Convertible Preferred Stock shall be entitled to one vote for each share held of record so long as the Preferred Stock is outstanding. Holders of the Series A Convertible Preferred Stock shall vote as a single class with holders of the Common Stock, except as otherwise provided by applicable law.

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     9.   The Series A Convertible Preferred Stock may be
redeemed on or after April 13, 1999 in cash, at any time or from time to time, in whole or in part at the option of the Corporation at the redemption price of $1.00 per share plus accrued but unpaid dividends. Notice of the proposed redemption shall be sent by or on behalf of the Corporation, by certified mail, postage prepaid to the holders of record of the Series A Convertible Preferred Stock at their respective addresses as the same shall appear on the records of the Corporation, not less than thirty days prior to the date fixed for redemption notifying the holder of the election of the Corporation to redeem the share and the date of redemption, stating the date on which the shares shall cease to be convertible and stating the place or places at which the shares called for redemption shall be redeemed in the name and address of the redemption agent. When notice of redemption shall have been given as hereinabove provided, and the Corporation shall not default in the payment of the redemption price, then the holders of the shares called for redemption shall be entitled to all the preferences and rights afforded by this resolution until and including the date immediately prior to the redemption date, except that the conversion rights shall terminate as provided in the notice, which shall not be less than 25 days from the date of notice. If the Corporation shall fail to make payment or delivery on the redemption date, then the holder shall be entitled to all such preferences and rights until the date prior to the date when the Corporation actually makes payment. From and after that time, the shares called for redemption shall no longer be deemed outstanding.

     IN WITNESS WHEREOF, Full Tilt Sports, Inc. has caused its corporate seal to be hereunto affixed and this instrument to be signed by its President and attested by its Secretary this day of April, 1998.

                              FULL TILT SPORTS, INC.



[Corporate Seal]                        By: /s/ Roger K. Burnett
                                        ------------------------
                                        Roger K. Burnett, President


Attest:

/s/ Stephen K. Anderson
_______________________
Secretary




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